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                                                                 EXHIBIT 3.1.2.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DeCRANE HOLDINGS CO.

         DeCrane Holdings Co. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware Law"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Company has duly adopted the following resolution:

         RESOLVED that the Board of Directors hereby declares it advisable and in the best interests of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

                  FOURTH: THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE COMPANY SHALL HAVE AUTHORITY TO ISSUE IS 12,500,000, CONSISTING OF 10,000,000 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, AND 2,500,000 SHARES OF PREFERRED STOCK, PAR VALUE $0.01 PER SHARE (THE "PREFERRED STOCK"). THE BOARD OF DIRECTORS IS HEREBY EMPOWERED TO AUTHORIZE BY RESOLUTION OR RESOLUTIONS FROM TIME TO TIME THE ISSUANCE OF ONE OR MORE CLASSES OR SERIES OF PREFERRED STOCK AND TO FIX THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS, IF ANY, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, IF ANY, WITH RESPECT TO EACH SUCH CLASS OR SERIES OF PREFERRED STOCK AND THE NUMBER OF SHARES CONSTITUTING EACH SUCH CLASS OR SERIES, AND TO INCREASE OR DECREASE THE NUMBER OF SHARES OF ANY SUCH CLASS OR SERIES TO THE EXTENT PERMITTED BY DELAWARE LAW.

         SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of
Section 228 of the Delaware Law.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the Delaware Law.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its authorized officer, this 8th day of May, 2000.

                                             By:      /s/ Richard J. Kaplan
                                                      -------------------------
                                                      Richard J. Kaplan
                                                      its Secretary